SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________


                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 15, 1999

                         First West Chester Corporation
      _____________________________________________________________________
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
      _____________________________________________________________________
                 (State or other jurisdiction of incorporation)

               0-12870                                      23-2288763
      __________________________               _________________________________
        (Commission File No.)                  (IRS Employer Identification No.)

              9 North High Street, West Chester, Pennsylvania 19380


                               (610) 344-2686
                         _____________________________
                         Registrant's Telephone Number

ITEM 5.

On April 19, 1999, Charles E. Swope, Chairman of the Board and President of First West Chester Corporation and The First National Bank of West Chester, released information regarding 1st quarter earnings for 1999.

Attached as Exhibit 99.1, is a press release relating to this event.

ITEM 7.  EXHIBITS

         99.1 Press Release dated April 19, 1999

                                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   April 19, 1999                   FIRST WEST CHESTER CORPORATION


                                          By:/s/Charles E.Swope
                                             ___________________________________
                                             Charles E. Swope,
                                             Chairman of the Board and President

                                  EXHIBIT 99.1

                    FIRST WEST CHESTER CORPORATION ANNOUNCES
                         EARNINGS FOR FIRST QUARTER 1999


         (April 19, 1999 - West Chester, PA) - Charles E. Swope, Chairman of the Board, President, and CEO of The First National Bank of West Chester, subsidiary of First West Chester Corporation, announced that net income for the quarter ended March 31, 1999 was $1.086 million, a decrease of 7.9% compared to the first quarter of 1998's net income of $1.179 million. Swope also announced an increase in Financial Management Services ("FMS") assets of 6.4% to $409.9 million and a 12.1% increase in FMS related revenues to $629,000 compared to the first quarter of 1998.

         Bank assets on March 31, 1999, were $476.8 million, an increase of $45.2 million or 10.5% compared to $431.6 million at March 31, 1998. This growth is attributed to new deposit relationships developed from our expansion into the Frazer area and from customers changing banks affected by mergers.

         First National attributes the change in net income from the 1st quarter last year to the 1st quarter this year to several factors. These factors include flat loan growth along with competitive pressure on margins. Other factors include an 8.7% increase in non-interest expenses. The increase in non-interest expenses primarily relate to data processing related expenses, changes in salaries and employee benefit programs, and marketing costs.

         First National Bank, a community bank founded in 1863, offers a full range of financial management and banking services to individuals and businesses in Chester County, PA through its seven banking offices. President Swope stated, "As West Chester celebrates its 200th Anniversary, we reaffirm our intention to remain the Largest Independent Bank headquartered in Chester County."

         First West Chester Corporation has 4,589,526 shares outstanding and is traded in the over-the-counter market under the symbol of "FWCC." For more information, please contact our Shareholder Relations department at (610) 344-2686.

                 FIRST WEST CHESTER CORPORATION AND SUBSIDIARIES
                                   (UNAUDITED)

(Dollars in thousands, except per share data)


BALANCE SHEET                                                         March 31,
-------------                            -----------------------------------------------------------
                                                                               Dollar      Percent
                                              1999              1998           Change       Change
                                           ------------     -------------     ----------   ---------

Assets                                   $     476,845    $      431,645    $    45,200       10.5%
Loans                                          320,864           321,034           (170)      (0.1%)
Investment Securities                          116,016            73,830         42,186       57.1%
Deposits                                       421,934           380,845         41,089       10.8%
Stockholders' Equity                            39,376            37,072          2,304        6.2%
Financial Management Services
           Assets, At Market Value             409,936           385,201         24,735        6.4%


STATEMENT OF INCOME                                          Quarter Ended March 31,
-------------------                      -----------------------------------------------------------
                                                                               Dollar      Percent
                                              1999              1998           Change       Change
                                           ------------     -------------     ----------   ---------

Interest Income                          $       8,357     $       8,240    $       117        1.4%
Interest Expense                                 3,527             3,424            103        3.0%
                                           ------------     -------------     ----------

           Net Interest Income                   4,830             4,816             14        0.3%

Provision For Possible Loan Losses                 138               224            (86)     (38.4%)
                                           ------------     -------------     ----------

Net Interest Income After
           Provision For Possible
           Loan Losses                           4,692             4,592            100        2.2%

Noninterest Income                               1,189             1,076            113       10.5%
Noninterest Expense                              4,319             3,973            346        8.7%
                                           ------------     -------------     ----------

           Income Before Income Taxes            1,562             1,695           (133)      (7.9%)

Income Taxes                                       476               516            (40)      (7.8%)
                                           ------------     -------------     ----------

           Net Income                    $       1,086     $       1,179    $       (93)      (7.9%)
                                           ============     =============     ==========

PER SHARE DATA(1)
--------------

Net Income Per Share (Basic)             $        0.24    $         0.26
Cash Dividends Declared                  $        0.12    $         0.11
Book Value                               $        8.58    $         8.06
Basic Weighted Average Shares                4,618,026         4,609,874
           Outstanding

(1) Adjusted for 1998 2-for-1 stock split and 1997 4-for-3 stock split.